UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 17, 2013

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As of June 17, 2013, AMVAC Chemical Corporation (“AMVAC”), our principal operating subsidiary, as borrower, and affiliates (including registrant), as guarantors and/or borrowers, entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”) with a group of commercial lenders led by Bank of the West (AMVAC’s primary bank) as agent, swing line lender and L/C issuer. The New Credit Agreement supersedes the Amended and Restated Credit Agreement (“First Amendment”) dated as of January 10, 2011 and more fully described in the Company’s Form 8-K filed on January 13, 2011. The New Credit Agreement is a senior secured lending facility with a five year term and consists of a revolving line of credit of $200 million and an accordion feature for up to $100 million. The new facility will also serve to support the working capital needs of registrant’s international business and includes both AMVAC CV and AMVAC Netherlands BV (both Dutch subsidiaries) as borrowers. AMVAC has had a banking relationship with its primary bank for over 30 years. The New Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

As more fully described in Item 1.01 above, the Amended and Restated Credit Agreement dated as of January 10, 2011 was superseded by the New Credit Agreement as of June 17, 2013. Entry into the New Credit Agreement was occasioned by registrant’s desire for additional working capital to support its operations, to expand international operations, to develop technologies and to acquire products. No material penalty was assessed against registrant or its affiliates in connection with the transaction.

Item 2.03	Creation of a Direct Financial Obligation or under an Off- Balance Sheet Arrangement of a Registrant

In connection with AMVAC’s entering into the New Credit Agreement, all outstanding indebtedness under the First Amendment was rolled over into the New Credit Agreement, and term loans were converted into revolving debt. Under the New Credit Agreement, revolving loans shall bear interest at a variable rate based, at borrower’s election with proper notice, on either (i) LIBOR plus the “Applicable Rate” which is based upon the Consolidated Funded Debt Ratio (“Eurocurrency Rate Loan”) or (ii) the greater of (x) the Prime Rate, (y) the Federal Funds Rate plus 0.5%, and (z) the Daily One-Month LIBOR Rate plus 1.00%, plus, in the case of (x), (y) or (z) the Applicable Rate (“Alternate Base Rate Loan”). Interest payments for Eurocurrency Rate Loans are payable on the last day of each interest period (either one, two, three or six months, as selected by the borrower) and the maturity date, while interest payments for Alternate Base Rate Loans are payable on the last business day of each month and the maturity date. The senior secured revolving line of credit matures on June 17, 2018 and contains certain covenants (with which AMVAC is in compliance) as defined in the New Credit Agreement.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 1.01, 1.02, 2.03, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On June 18, 2013, American Vanguard issued a press release reporting on the New Credit Agreement. A copy of that press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of June 17, 2013.

Exhibit 99.1	Press release dated June 18, 2013 of American Vanguard Corporation announcing its entry into the Second Amended and Restated Credit Agreement dated as of June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 20, 2013	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of June 17, 2013.

Exhibit 99.1	Press release dated June 18, 2013 of American Vanguard Corporation announcing the Second Amended and Restated Credit Agreement dated as of June 17, 2013.